HIGHBURY FINANCIAL INC. NAMES HOYT AMMIDON JR.
TO ITS BOARD OF DIRECTORS

Denver, Colorado, December 24, 2008 - Highbury Financial Inc. (OTCBB: HBRF, HBRFU, HBRFW) (“Highbury”), an investment management holding company, announced today the election of Mr. Hoyt Ammidon Jr. to its Board of Directors.  Mr. Ammidon is one of two independent directors on Highbury’s board of directors.  His term will expire on the date of Highbury’s annual meeting in 2009.

Mr. Ammidon is an Advisory Director for Berkshire Capital Securities LLC (“Berkshire Capital”), a New York-based boutique investment bank specializing in providing M&A services to financial institutions.  Prior to this role, he served as a Managing Director at Berkshire Capital and its predecessor.  Mr. Ammidon was previously at Cazenove Incorporated, where he was President of its U.S. brokerage and investment banking subsidiary.  He was also formerly the Managing Director of Chase Investment Bank’s Merger and Acquisition Division, and Senior Vice President in E.F. Hutton Company’s Corporate Finance Department.  Mr. Ammidon began his career in corporate finance at Morgan Stanley & Co. and worked in Paris for three years for Morgan & Cie. International.  He is a former director of Tetra Technologies, Inc., Balchem Corporation and W. H. Smith Group (USA).  He has also served as a member of the Securities Industry Association’s International Committee.  Mr. Ammidon earned a BA in history from Yale University and then served as a captain and aviator in the United States Marine Corps.

“We are very pleased to welcome Hoyt Ammidon to our Board,” said Richard S. Foote, President and Chief Executive Officer of Highbury. “He has experience identifying, negotiating and executing successful acquisitions in the investment management industry.  In addition, he has served as an independent director and committee chairperson on the boards of directors of several publicly traded companies. We believe he will be an excellent addition to Highbury’s Board.”

Highbury is an investment management holding company providing permanent capital solutions to mid-sized investment management firms. We pursue acquisition opportunities and seek to establish accretive partnerships with high quality investment management firms. Highbury’s strategy is to provide permanent equity capital to fund buyouts from corporate parents, buyouts of founding or departing partners, growth initiatives, or exit strategies for private equity funds. This strategy includes leaving material equity interests with management teams to align the interests of management and Highbury’s shareholders and, in general, does not include integrating future acquisitions, although Highbury may execute add-on acquisitions for its current or future affiliates. We seek to augment and diversify our sources of revenue by asset class, investment style, distribution channel, client type and management team. We intend to fund acquisitions with our revolving credit facility, other external borrowings, retained earnings (if any), additional equity and other sources of capital, including seller financing and contingent payments.

Questions and inquiries for further information may be directed to Richard S. Foote, President and Chief Executive Officer of Highbury Financial Inc. He can be reached via telephone at 212-688-2341. More information is also available at www.highburyfinancial.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Highbury’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Highbury cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Highbury assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Highbury's SEC filings and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government actions; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and Highbury; (4) changing conditions in global financial markets generally and in the equity markets particularly, and decline or lack of sustained growth in these markets; (5) Highbury's business strategy and plans; (6) the introduction, withdrawal, success and timing of business initiatives and strategies; (7) the unfavorable resolution of legal proceedings and/or harm to Highbury's reputation; (8) fluctuations in customer demand; (9) management of rapid growth; (10) the impact of fund performance on redemptions; (11) changes in investors' preference of investing styles; (12) changes in or loss of sub-advisers; (13) the impact of increased competition; (14) the results of future financing efforts; (15) the impact of future acquisitions or divestitures; (16) the relative and absolute investment performance of Highbury's investment products; (17) investment advisory agreements subject to termination or non-renewal; (18) a substantial reduction in fees received from third parties; (19) Highbury's success in finding or acquiring additional investment management firms on favorable terms and consummating acquisitions of investment management firms; (20) the ability to retain major clients; (21) the ability to attract and retain highly talented professionals; (22) significant limitations or failure of software applications; (23) expenses subject to significant fluctuations; (24) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (25) the impact of capital improvement projects; (26) the extent and timing of any share repurchases; and (27) the impact of changes to tax legislation and, generally, the tax position of Highbury.

Highbury's filings with the SEC, accessible on the SEC's website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.